SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12 (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                            44-0663509
(State or Other Jurisdiction                                 (IRS Employer
of Incorporation or Organization)                            Identification No.)

114 West 11th Street
Kansas City, Missouri                                        64105
(Address of Principal Executive Offices)                     (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-61006.

     Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on
   TITLE OF EACH CLASS TO BE SO REGISTERED  WHICH EACH CLASS IS TO BE REGISTERED
   ---------------------------------------  ------------------------------------

            Corporate Units                 New York Stock Exchange

   Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Registrant's Corporate Units (the "Corporate Units") to be registered hereunder is incorporated by reference to the description included under the caption "Description of Stock Purchase Contracts and Stock Purchase Units in the Registrant's Registration Statement on Form S-3 (Registration No. 333-61006) filed with the Securities and Exchange Commission on May 16, 2001, as amended and declared effective on June 5, 2001 (as the same may be amended from time to time, the "Registration Statement"), and to the description included in the preliminary prospectus supplement for Mandatory Convertible Units filed pursuant to Rule 424(b)(5) on June 7, 2001. For purposes of such description, any further prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Corporate Units shall be deemed to be incorporated herein by reference.

ITEM 2.      EXHIBITS.

1. Form of Indenture for the senior notes to be issued as part of the Corporate Units, filed as Exhibit 4.2 to the Registration Statement, is incorporated herein by reference.

2. Form of Note, included as Exhibit A to Exhibit 4.2 to the Registration Statement, is incorporated herein by reference.

3. Form of Purchase Contract Agreement between Kansas City Southern Industries, Inc. ("KCSI") and the Purchase Contract Agent to be named therein, filed as Exhibit 4.7 to KCSI's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2001, is incorporated herein by reference.

4. Form of Corporate Unit Certificate, included as Exhibit A of the Form of Purchase Contract Agreement, filed as Exhibit 4.7 to KCSI's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2001, is incorporated herein by reference.

5. Form of Pledge Agreement among KCSI, the Collateral Agent, and the Unit Agent, each to be named therein, filed as Exhibit 4.10 to KCSI's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2001, is incorporated herein by reference.

6. Form of Remarketing Agreement among KCSI, the Purchase Contract Agent and the Remarketing Agent, each to be named therein, filed as Exhibit 4.11 to KCSI's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2001, is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     KANSAS CITY SOUTHERN INDUSTRIES, INC.



Date:  June 18, 2001                 By:      /S/ LOUIS G. VAN HORN
                                        ----------------------------------------
                                     Name:    Louis G. Van Horn
                                     Title:   Vice President and Comptroller